UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2005

PACIFIC ALLIANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

33-08732-D	87-0445894-9
(Commission File Number)	(IRS Employer Identification No.)

1661 Lakeview Circle, Ogden, UT	84401
(Address of Principal Executive Offices)	(Zip Code)

801-399-3632
(Registrant’s Telephone Number, Including Area Code)

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant

On March 2, 2005 Rose, Snyder & Jacobs resigned as our Independent Accountant effective March 2, 2005. On April 13, 2005, we appointed HJ & Associates, LLC as our independent accountants for the year ending December 31, 2004. Prior to appointing HJ & Associates, LLC as our independent accountant we have not consulted with HJ & Associates, LLC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

The reports of Rose, Snyder & Jacobs on our financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Rose, Snyder & Jacobs issuance of going concern opinions on the financial statements for the fiscal years ending December 31, 2003 and 2002. During the period it served as our independent accountant, there were no disagreements between us and Rose, Snyder & Jacobs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rose, Snyder & Jacobs would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The Board of Directors of the Registrant serves as its audit committee and the Board of Directors of the Registrant approved the change in principal accountant to audit the Registrant’s financial statements.

The Company failed to file a Form 8-K in connection with the matters described herein but it did describe such change of auditors in Item 8 of its Form 10-KSB for year ended December 31, 2004.

The Registrant delivered a copy of this Report on Form 8-K to Rose, Snyder & Jacobs and requested that a letter addressed to the Securities and Exchange Commission be provided stating whether or not Rose, Snyder & Jacobs agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2005	PACIFIC ALLIANCE CORPORATION

By: /s/ Mark A. Scharmann
President